UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 1, 2023 (November 28, 2023)
Exicure, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-39011	81-5333008
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2430 N. Halsted St.
Chicago, IL	60614
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 673-1700
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	XCUR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 4.02     Non-Reliance On Previously Issued Financial Statements Or A Related Audit Report Or Completed Interim Review.

On November 28, 2023, the Audit Committee of the Board of Directors (the “Audit Committee”) of Exicure, Inc. (the “Company”), after discussions with its management, concluded that, as a result of the Company’s previously disclosed wind down of historical biotechnology activities and transition to an exploration of broader strategic alternatives, it was no longer appropriate to record expenses as research and development for the quarters ended March 31, 2023, and June 30, 2023 under ASC 730-10.

In connection with preparing its financial statements for the quarter ended September 30, 2023, the Company identified it was no longer appropriate to record certain research and development expenses with its wind down activities in 2023. As a result, approximately $0.6 million of expenses were incorrectly classified as research and development in the Company’s previously issued unaudited consolidated financial statements for the three months ended March 31, 2023, and approximately $0.9 million and $1.5 million of expenses were incorrectly classified as research and development in the Company’s previously issued unaudited consolidated financial statements for the three and six months ended June 30, 2023, respectively, (“Affected Periods”); as well as the relevant portions of the Company’s earnings release with respect to the Affected Periods. Therefore, the financial statements for the Affected Periods should no longer be relied upon and are to be restated.

Approximately $0.6 million of expenses in the first quarter of 2023 will be corrected from research and development into general and administrative. These expenses related to separation pay from former R&D employees and legal costs associated with our intellectual property. Approximately $0.9 million of expenses in the second quarter of 2023 will be corrected from research and development into general and administrative. These expenses primarily related to the office lease, depreciation of scientific equipment, legal costs associated with our intellectual property, and other wind down costs. The corrections do not impact our net loss for the periods.

The Company expects to file restated financial statements for the Affected Periods on two separate Form 10-Q/A's as soon as reasonably practical. The Company also expects to file its Form 10-Q for the three and nine months ended September 30, 2023 promptly thereafter.

The Company’s management has concluded that in light of the restatement described above, a material weakness exists in the Company’s internal control over financial reporting and that the Company’s disclosure controls and procedures were not effective. Additional information with respect to such material weakness will be provided in the Form 10-Q for the quarter ended September 30, 2023 and in the Form 10-Q/A's for March 31, 2023 and June 30, 2023.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with Marcum LLP, the Company’s independent registered public accounting firm.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2023	EXICURE, INC.
(registrant)

	By:	/s/ Paul Kang
Paul Kang
Chief Executive Officer